INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement No. 811-09373 of Oppenheimer Senior Floating Rate Fund on Form N-2 of our report dated August 26, 1999, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, which are incorporated by reference in such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
August 18, 2000


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